                                                                      EXHIBIT 1
                                   (VSNL LOGO)


                                                             Rishabh Nath Aditya
                                                     Assistant Company Secretary

HQ/CS/CL.24B/10059
1 September 2003

Sir,

     SUB: DETAILS OF SHARE HOLDING IN TERMS OF REGULATION 8(3) OF SEBI (SUBSTANTIAL ACQUISITION OF SHARES & TAKEOVERS) REGULATIONS 1997

         Please find sent herewith details of share holding in terms of Regulation 8(3) of SEBI (Substantial Acquisition of Shares & Takeovers) Regulations 1997.

Thanking you,
                                                              Yours faithfully,
                                               For Videsh Sanchar Nigam Limited


                                                                    R.N. Aditya
                                                        Asst. Company Secretary
To :
1) Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 001. Fax No.(22) 2722061, 2721072.
2) The Secretary, Madras Stock Exchange Limited, Post Box No.183, 11, Second Line Beach, Chennai - 600 001. Fax No.(44) 524 48 97.
3) Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No.(33) 220 25 14/28 37 24.
4) Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No.(11) 329 21 81.
5) Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Capital Market - Listing, Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051.Fax Nos. : (22) 6598237/38.
6) National Securities Depository Ltd., Trade World, 4th Floor, Kamala Mills Compound, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013. Fax Nos. :
      497 29 93.
7) Mr. Anish Kumar, The Bank of New York, Express Towers, 13th Floor, Nariman Point, Mumbai - 400 021. Fax No.204 49 42.
8) Head Office : M/s. Sharepro Services, Satam Estate, 3rd Floor,Above Bank of Baroda, Chakala, Andheri (E), Mumbai - 400 099 Ph. 821 5168 / 820 2108 / 820 2114, FAX 837 5646
9) Ms.Caroline Yap, Managing Director, International Client Services, New York Stock Exchange. No. :+1 2126565071
10) Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai
      - 400 023. Fax : 267 3199
11)   Mr. Pavithra Kumar, for SEC filing requirements, Fax 1195

FORMAT FOR INFORMING DETAILS OF SHARES HOLDING {OBTAINED u/r8(1) & 8(2) FROM ACQUIRERS**} BY TARGET COMPANY TO STOCK EXCHANGES, IN TERMS OF REGULATIONS 8(3) OF SEBI (SUBSTANTIAL ACQUISITION OF SHARES & TAKEOVERS) REGULATIONS 1997

Name of the Target Company (Reporting company)         Videsh Sanchar Nigam Limited
Date of Reporting                                      1 September 2003
Name of Stock Exchanges where shares of reporting      VSNL shares are listed on Mumbai, Delhi, Madras,
company are listed                                     Calcutta, National Stock Exchanges in India and VSNL
                                                       ADRs are listed on the New York Stock Exchange.

          (I) INFORMATION ABOUT PERSONS HOLDING MORE THAN 15% SHARES OR
                              VOTING RIGHTS (VRS)

Name of persons holding more than 15%                  Details of shareholding/voting rights of persons mentioned at (I)
shares or voting rights                                as informed u/r 8(1) to target company


                                                                     As on record   As on record
                                       As on 31                      date for       date for
                                       March 2002     Changes, if    dividend       dividend
                 As on 31 March 2003   (previous      any, between   (Current       (previous      Changes if any
Names            (current year)        year)          (A) & (B)      year)          year)          between (D) & (E)
-----            -------------------   ----------     ------------   ------------   ------------   -----------------
                 (A)                   (B)            (C)            (D)            (E)            (F)
                 -------------------   ----------     ------------   ------------   ------------   -----------------
The Bank of
New York (as
depositary to
VSNL's ADR
issue)                   30310704       59853902        -29543198      27980326       30799948         -2819622
                         --------       --------         --------      --------       --------          -------
Total (I)                30310704       59853902        -29543198      27980326       30799948         -2819622
                         ========       ========         ========      ========       ========          =======

(II) Promoters or every person having control over a company and also persons acting in concert with him

NAME OF PROMOTERS OR                                   DETAILS OF SHAREHOLDING/VOTING RIGHTS OF PERSONS MENTIONED AT (II)
EVERY PERSON HAVING                                    AS INFORMED u/r 8(2) TO TARGET COMPANY
CONTROL OVER A COMPANY


                                                                     As on record   As on record
                                       As on 31                      date for       date for
                                       March 2002     Changes, if    dividend       dividend
                 As on 31 March 2003   (previous      any, between   (Current       (previous      Changes if any
Names            (current year)        year)          (A) & (B)      year)          year)          between (D) & (E)
-----            -------------------   ----------     ------------   ------------   ------------   -----------------
                 (A)                   (B)            (C)            (D)            (E)            (F)
                 -------------------   ----------     ------------   ------------   ------------   -----------------
Panatone
Finvest Limited         128250000        71250000        57000000      128250000       128250000                  0

Central
Government
Including
Nominees of
President of
India                    74446885        74446885               0       74446885        74446885                  0

Tata Sons
Limited                   3720976               0         3720976        4494497               0            4494497

Tata Investment
Corporation Ltd             56000               0           56000          56000               0              56000
                        ---------       ---------        --------      ---------       ---------            -------
TOTAL (II)              206473861       145696885        60776976      207247382       202696885            4550497
                        =========       =========        ========      =========       =========            =======

PERSONS ACTING IN CONCERT                              DETAILS OF SHAREHOLDING/VOTING RIGHTS OF PERSONS MENTIONED AT (II)
                                                       AS INFORMED u/r8(2) TO TARGET

                                                                     As on record   As on record
                                       As on 31                      date for       date for
                                       March 2002     Changes, if    dividend       dividend
                 As on 31 March 2003   (previous      any, between   (Current       (previous      Changes if any
Names            (current year)        year)          (A) & (B)      year)          year)          between (D) & (E)
-----            -------------------   ----------     ------------   ------------   ------------   -----------------


                           NIL                NIL            NIL             NIL            NIL             NIL
Total (III)                NIL                NIL            NIL             NIL            NIL             NIL

GRAND TOTAL
(I+II+ III)          236784565          205550787       31233778       235227708      233496833         1730875
                     =========          =========       ========       =========      =========         =======



Place: Mumbai                                                       R.N. Aditya
                                                        Asst. Company Secretary